As filed with the Securities and Exchange Commission on September 24, 2007
                                                                               Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________

STARTECH ENVIRONMENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	84-286576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

88 Danbury Road, Suite 2A Wilton, Connecticut
(203) 762-2499 (Address of principal executive office)	06897-2525 (zip code)

Startech Environmental 401(k) Plan
(Full Title of the Plan)

Joseph F. Longo, Chairman, President & CEO
Startech Environmental Corporation
88 Danbury Road, Suite 2A
Wilton, Connecticut 06897-2525
(203) 762-2499
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Scott S. Rosenblum, Esq.	Peter J. Scanlon
Kramer Levin Naftalis & Frankel LLP	Vice President & Chief Financial Officer
1177 Avenue of the Americas New York, New York 10036	88 Danbury Road, Suite 2A Wilton, Connecticut 06897-2525
Phone (212) 715-9100	Phone (203) 762-2499
Fax (212) 715-8000	Fax (203) 761-0839
_____________________________

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000	$2.03	$2,030,000	$62.32

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of Startech’s outstanding common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.  The Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices of Registrant’s common stock on the Over-The-Counter Bulletin Board on September 21, 2007, which is within five (5) business days prior to the date of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

Startech Environmental Corporation (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

(b)           All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above;

(c)           The description of Startech’s common stock, which is contained in a registration statement filed by the Registrant on Form S-1 with the Commission on June 1, 2007, registration number 333-143478.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interest of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Registrant’s Bylaws contain provisions permitting indemnification of its directors to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect of eliminating the ability of shareholders to collect monetary damages from directors. The Registrant believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors. There are also agreements indemnifying the Registrant’s officers to the same extent that directors are indemnified by the Registrant’s Bylaws.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number        Description

5.1              Opinion of Schuchat, Herzog & Brenman, LLC (including consent).

23.1            Consent of Kostin Ruffkess & Company, LLC, independent auditors.

23.2            Consent of Marcum & Kliegman LLP, independent registered public accountants.

23.3            Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1 above).

24.1            Power of Attorney (see signature page hereto).

Item 9.    Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilton, state of Connecticut on this 21st day of September, 2007.

        STARTECH ENVIRONMENTAL CORPORATION

        By: /s/ Joseph F. Longo
        Name: Joseph F. Longo
        Title:   Chairman, Chief Executive
            Officer, President and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Scanlon his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Joseph F. Longo	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	September 21, 2007
Joseph F. Longo
/s/ Peter J. Scanlon	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	September 21, 2007
Peter J. Scanlon
/s/ John J. Fitzpatrick	Director	September 21, 2007
John J. Fitzpatrick
/s/ Joseph A. Equale	Director	September 21, 2007
Joseph A. Equale
/s/ Chase P. Withrow III	Director	September 21, 2007
Chase P. Withrow III
/s/ L. Scott Barnard	Director	September 21, 2007
L. Scott Barnard

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilton, state of Connecticut, on September 21, 2007.

STARTECH ENVIRONMENTAL CORPORATION PLAN

By: /s/ Peter J. Scanlon
Name: Peter J. Scanlon
Title:   Chief Financial Officer

EXHIBIT INDEX

Exhibit Number        Description

5.1              Opinion of Schuchat, Herzog & Brenman, LLC (including consent).

23.1            Consent of Kostin Ruffkess & Company, LLC, independent auditors.

23.2            Consent of Marcum & Kliegman LLP, independent registered public accountants.

23.3            Consent of Schuchat, Herzog & Brenman, LLC (included in Exhibit 5.1 above).

24.1            Power of Attorney (see signature page hereto).